Exhibit (p)(ii)

CODE OF ETHICS

December 17, 2020

State Farm Associates’ Funds Trust

State Farm Investment Management Corp.

State Farm VP Management Corp.

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Article IX.	Enforcement		12

Article X.	Reporting of Violations		13

Article XI.	Definitions		13

	A.	Access Person	13

	B.	Automatic Investment Plan	13

	C.	Beneficial Ownership	13

	D.	Chief Compliance Officer	14

	E.	Initial Public Offering	14

	F.	Investment Adviser	14

	G.	Investment Department Management	15

	H.	Investment Executive/Professional	15

	I.	Limited Offering	15

	J.	Mutual Fund Disinterested Trustee	15

	K.	Personal Equity Securities Transaction	15

	L.	Personal Securities Transactions	15

	M.	Portfolio Managers	15

	N.	Reportable Fund	15

	O.	Reportable Security	15

	P.	Security	16

	Q.	Same Security	16

	R.	Subscriber(s)	16

	S.	Supervised Person	16

	T.	Trader	16

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	U. Trust	16

Article XII.	Acknowledgement and Receipt	16

Appendix I – Insider Trading		17

Appendix II - Code of Ethics Acknowledgement Form		20

Form A		21

Form B		24

Form C		26

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ARTICLE I. INTRODUCTION AND GENERAL PRINCIPLES

A.    State Farm Associates’ Funds Trust (the “Trust”), a registered investment company, has adopted this Code of Ethics (sometimes referred to herein as the “Code”). State Farm Investment Management Corp. (the “Manager” or “SFIMC”) serves as the investment adviser to the Trust listed above (each portfolio of which is referred to as a “Fund” or collectively as the “Funds”) and State Farm VP Management Corp. (“SFVPMC”) serves as principal underwriter to the Trust. The Manager and SFVPMC have each adopted this Code of Ethics.

B.    This Code of Ethics is based on the general principle that the Trust and Manager function exclusively for the benefit of the Funds and their shareholders. Subscribers shall not use assets of the Funds or knowledge of current or prospective transactions in Securities by the Funds for personal advantage or for the advantage of anyone other than the Funds or their shareholders.

C.    The restrictions and requirements of this Code are designed to prevent behavior that actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Funds or their shareholders. It is of the utmost importance that the Personal Securities Transactions of Access Persons be conducted in a manner consistent with both the letter and spirit of this Code to ensure the avoidance of any such conflict of interest, or abuse of an individual’s position of trust and responsibility.

ARTICLE II. OBJECTIVE

Rule 17j-1 under the Investment Company Act of 1940 makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements or omissions of material facts, in connection with the purchase or sale of a security held or proposed to be acquired by a registered investment company. In addition, Section 204A of the Investment Advisers Act of 1940 and Rule 204A-1 thereunder, require investment advisers to establish, maintain, and enforce written policies and procedures designed to prevent misuse of material non-public information and to adopt a written code of ethics. The objective of this Code is to maintain the behavior of Subscribers within the general principles set forth above, as well as to prevent such persons from engaging in conduct that violates the federal securities laws.

ARTICLE III. SCOPE OF THE CODE OF ETHICS

A.    Persons Subject to the Code. This Code of Ethics applies to all Subscribers. A Subscriber is any person who executes the Code of Ethics.

B.     Obligations Under the Code. The Code of Ethics sets forth varying degrees of duties and reporting requirements for Subscribers in accordance with the federal securities laws and the internal policies of State Farm. The requirements of the Code are organized by article

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according to topic and subject matter. Each article sets forth the specific requirements and the category of persons subject to those requirements.

ARTICLE IV. COMPLIANCE WITH THE FEDERAL SECURITIES LAWS

Each Subscriber must comply with all applicable federal securities laws. For purposes of the Code, the federal securities laws includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (SEC) under any of these statutes, the Bank Secrecy Act as it applies to the Trust and SFIMC, and any rules adopted thereunder by the SEC or the Department of the Treasury.

ARTICLE V. PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS BY

PORTFOLIO MANAGERS, INVESTMENT EXECUTIVES, INVESTMENT

PROFESIONALS, AND TRADERS

A.    Preclearance of Securities Transactions. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall preclear all Personal Securities Transactions in Securities by completing the attached Form C or completing a preclearance request in an electronic preclearance request tool. Form C requires such persons to:

1.    In the case of an equity Security, other than an equity Security that represents an interest in real estate, obtain approval from the State Farm employee managing the State Farm equity security trading desk (or his or her designee), whose approval shall confirm that there are no pending buy or sell orders for that Security by a Fund.

2.    For a Personal Securities Transaction that involves an equity Security, a fixed-income Security, or an equity Security representing an interest in real estate, obtain approval from a member of Investment Department Management or his or her designee. A member of Investment Department Management shall preclear their Personal Securities Transactions with another member of Investment Department Management or that individual’s designee and shall not preclear their own transactions. For purposes of this Article, a convertible Security shall be treated as an equity Security.

3.    Investment Department Management or their designee may refuse to grant preclearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the following factors, among others, will be considered in deciding whether or not to preclear:

a.    Whether the transaction is consistent with the general principles and objectives of this Code of Ethics.

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b.    Whether the amount or the nature of the transaction, or the person executing the transaction is likely to impact the price or the market for the Security held by a Fund.

c.    Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund.

d.    Whether the transaction is non-volitional on the part of the individual.

B.    Preclearance Period. Once a Portfolio Manager, Investment Executive, Investment Professional, or Trader has appropriately precleared a transaction, he or she shall execute the transaction on the same day that he or she obtains the preclearance. If the transaction is not completed on that day, the Portfolio Manager, Investment Executive, Investment Professional, or Trader must obtain new preclearance, including new preclearance for any uncompleted portion of the transaction.

C.    Exempt from Preclearance. The following are exempt from preclearance:

1.	Shares of open-end investment companies.

2.	Direct obligations of the United States government.

3.	Banker’s acceptances.

4.	Bank certificates of deposit.

5.	Commercial paper.

6.	High-quality short-term debt instruments, including repurchase agreements.

7.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

8.	Small transactions:

a.    Non-equity Securities: A small transaction in a non-equity Security is a transaction less than $25,000, provided that the total transactions in the Same Security by the Portfolio Manager, Investment Executive, Investment Professional, or Trader for the previous twelve-month period (including the current transaction) is less than $50,000.

D.    Documenting Preclearance and the Approved Transaction. Once a Portfolio Manager, Investment Executive, Investment Professional, or Trader has precleared and executed the transaction, he or she must complete the remainder of Form C or complete the post-clearance process in the electronic preclearance request tool. If completing Form C, the Portfolio Manager, Investment Executive, Investment Professional, or Trader shall submit the completed Form C to the Chief Compliance Officer by noon of the business day following the day on which the trade is executed. In recognition of the fact that Portfolio Managers, Investment Executive, Investment Professional, and Traders may be out of the office, E-mail may be used to comply

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with this documentation requirement so long as the E-mails contain the same information as required on Form C.

ARTICLE VI. RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

Except where otherwise indicated, the following restrictions and limitations apply to individual securities and to securities issued by other pooled investment vehicles, including Exchange Traded Funds:

1.    Securities under Consideration. Access Persons who know, or have reason to know, that a Security is being actively considered for purchase or sale by the Manager or the Funds, shall not enter into Personal Securities Transactions involving the Same Security. This prohibition shall not apply to the acquisition of Securities through an Automatic Investment Plan, which includes dividend reinvestment plans, if the Access Person was a participant in the Automatic Investment Plan more than 15 days prior to the time when the Manager began to actively consider purchasing or selling the Security.

2.    Prohibition on Short-Term Personal Securities Transactions: Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not profit from the purchase and sale, or the sale and purchase, of the Same Security within 30 calendar days; provided, however, that the Chief Compliance Officer may, upon request, exempt a Personal Securities Transaction from this prohibition, in whole or in part, upon such conditions as the Chief Compliance Officer may impose, if the Chief Compliance Officer concludes that no harm to a Fund would result and that the application of the prohibition would be inequitable or result in undue hardship to the individual who wants to enter into the transaction. Any profit realized on a transaction not exempted from this prohibition shall be disgorged.

3.    Pledges and Margin Purchases. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not purchase any Security in the business area for which such person has responsibility for analysis, decision-making or transactions, whether or not owned by a Fund, with borrowed money or in a margin account or trade futures contracts on margin, and shall not use such Securities as collateral for a loan.

4.    Short Sales. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not engage in short sales with respect to any Security in the business area for which such person has responsibility for analysis, decision-making or transactions, whether or not owned by a Fund.

5.    Options and Futures Contracts. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not engage in any transaction in options or futures contracts on any Security in the business area for which such person has responsibility for analysis, decision-making or transactions, whether or not owned by a Fund.

6.    Limited Offerings and Initial Public Offerings: Subscribers, other than the Mutual Fund Disinterested Trustees, must obtain special written approval from a member of

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Investment Department Management before directly or indirectly acquiring Beneficial Ownership in any Security in a Limited Offering (private placements, i.e. a security not offered to the public) or in an Initial Public Offering. The member of Investment Department Management shall document his or her reasons for approval or disapproval in a written report. The special written approval and the report from the member of Investment Department Management shall be filed within five business days with the Chief Compliance Officer.

7.    Disclosure of Personal Holdings. Portfolio Managers, Investment Executives, Investment Professionals, and Traders who are in a position to influence any decision by the Manager or the Funds to purchase, hold or sell Reportable Securities must disclose their Beneficial Ownership interest in such Reportable Security being considered for purchase or sale by the Manager or the Funds to the other Portfolio Managers, Investment Executives, Investment Professionals, and Traders before participating in the investment decision process.

8.    Service as a Director. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not serve as directors of publicly traded companies (including any registered investment company) unless prior authorization is granted by the Trust’s executive committee. Authorization to serve as a director of a publicly traded company should be granted only if the executive committee determines that such service as a director would be consistent with the interests of the Funds and the Funds’ shareowners. Any Portfolio Manager, Investment Executive, Investment Professional, or Trader who serves as a director of a publicly traded company shall be appropriately isolated from those persons who make any investment decisions relating to the publicly traded company.

9.    Blackout Periods - Pending Orders. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not transact in any Reportable Security on a day during which a Fund has a pending buy or sell order for the Same Security. Once a Fund’s order has been fully executed or is withdrawn, this subsection does not apply. If a person violates the blackout provisions of this Article, the person shall cause the transaction to be reversed, and any profits realized from the reversal shall be disgorged.

10.    Blackout Period: Six-Day Window: Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not transact in a Reportable Security during the period that begins three business days before a Fund trades in the Same Security and ends three business days after a Fund trades in the Same Security. If a person violates the blackout provisions of this Article, the person shall cause the transaction to be reversed, and any profits realized from the reversal shall be disgorged.

11.    Confidentiality of Information. Access Persons shall not disclose any of the Funds’ current, or the Manager’s contemplated transactions, except as may be necessary to fulfill his or her responsibilities with respect to the Trust. Access Persons shall not utilize any information concerning the Funds’ current or the Manager’s contemplated transactions except for the benefit of the owners or beneficiaries of assets managed by the Manager or owned by the Funds and in no event for personal gain.

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12.    Preferential Treatment. Portfolio Managers, Investment Executives, Investment Professionals, and Traders shall not seek or accept personal favors, preferential treatment, any special benefit or other consideration (of more than a de minimis value) from broker-dealers or other providers of goods or services to the Funds, the Manager or their affiliates.

ARTICLE VII. INSIDER INFORMATION

Subscribers who are aware of material non-public information regarding a company shall not disclose that information to anyone but a member of Investment Department Management and shall not engage in any transactions involving securities of that company for portfolios under management or for a personal account until the information is publicly disseminated or becomes obsolete. Whenever information is suspected of being material and non-public, a Subscriber should advise a member of Investment Department Management and the Chief Compliance Officer of the circumstances immediately. (Please read carefully Appendix I for a discussion of Insider Trading.)

ARTICLE VIII. REPORTING - ACCESS PERSONS

Subject to the exclusions set forth in Section E below, every Access Person must report to the Chief Compliance Officer the following:

A.    Initial Holdings Report. No later than 10 days after a person becomes an Access Person, he or she shall report the following information on the attached Form A or through an electronic reporting tool:

1.    The title, type, CUSIP number or symbol, number of shares and principal amount of each Reportable Security in which the Access Person has any Beneficial Ownership interest, and

2.    The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

Information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person. In lieu of using attached Form A, an Access Person may submit a computer generated listing of his or her holdings furnished by his or her broker-dealer provided the Access Person attaches a certification to the computer generated listing indicating that the listing provides all the information required in the Initial Holdings Report.

B.    Quarterly Transaction Report. No later than 30 days after the end of a calendar quarter, Access Persons shall report the following information on the attached Form B or through an electronic reporting tool:

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1.    Any transaction in a Reportable Security in which the Access Person has any Beneficial Ownership interest, and

2.    Any new account established by the Access Person in which any Securities were held for the direct or indirect benefit of the Access Person.

An Access Person need not make a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer within 30 days after the end of the calendar quarter, and if all the information required in the Quarterly Transaction Report is contained in the broker trade confirmations or account statements. An Access Person need not make a Quarterly Transaction Report if the Access Person reported all of his or her Personal Securities Transactions in Reportable Securities during the quarter on attached Form C or through the post-clearance process in the electronic preclearance request tool in accordance with the requirements of Article V.

By not filing a Quarterly Transaction Report within the prescribed time period, the Access Person shall be deemed to represent to the Chief Compliance Officer that he or she had no reportable Personal Securities Transactions during the quarter, other than those transactions reported on Form C or through the post-clearance process in the electronic preclearance request tool, and that he or she established no new securities accounts during the quarter. Alternatively, by not filing a Quarterly Transaction Report within the prescribed time period, the Access Person shall be deemed to represent to the Chief Compliance Officer that the duplicate broker trade confirmations or account statements received by the Chief Compliance Officer satisfy the Access Person’s reporting obligation.

C.    Annual Holdings Report. No later than 45 days after the end of the calendar year, an Access Person shall report the following on the attached Form A or through an electronic reporting tool:

1.    The title, number of shares and principal amount of each Reportable Security in which the Access Person has any Beneficial Ownership interest, and

2.    The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

The Annual Holdings Report shall be completed as of the end of the calendar year. In lieu of using attached Form A, an Access Person may submit a computer generated listing of his or her holdings furnished by his or her broker-dealer provided the Access Person attaches a certification to the computer generated listing indicating that the listing provides all the information required in the Annual Holdings Report.

D.    Broker Confirmations. Access Persons shall require their broker-dealers to supply the SFIMC Chief Compliance Officer with:

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1.    Duplicate copies of confirmations of all Personal Securities Transactions in Reportable Securities.

2.    Duplicate copies of all account statements provided by broker-dealers relating to holdings of Reportable Securities or relating to Personal Securities Transactions in Reportable Securities in which the Access Person has a Beneficial Ownership interest.

E.    Exclusions from all Reporting under this Article. An Access Person need not submit:

1.    Any report with respect to Securities held in accounts over which the Access Person has no direct or indirect influence or control.

2.    An Initial or Annual Holdings Report for a Mutual Fund Disinterested Trustee who is a Subscriber solely by reason of being a trustee of one or more of the Funds, and such person only needs to file a Quarterly Transaction Report with respect to purchases or sales of a Reportable Security if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during the 15-day period immediately preceding or after a Personal Securities Transaction the Same Security was purchased or sold by a Fund (other than an index Fund) of which the person is a trustee or that such purchase or sale was considered during that period by the Fund (other than an index Fund) or the Manager.

3.    A Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

4.    A Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements so long as such confirmations or statements are received no later than 30 days after the end of the applicable calendar quarter.

ARTICLE IX. ENFORCEMENT

A.    The Chief Compliance Officer shall review initial, quarterly, and annual reports (“Reports”) to detect potential violations of this Code of Ethics. Additional information may be required to clarify the nature of particular transactions.

B.    Reports filed pursuant to this Code of Ethics will be maintained in strictest confidence. Information shall be disclosed only when necessary for the enforcement of this Code or to satisfy legal requirements.

C.    If, in his or her discretion, the Chief Compliance Officer determines that a Personal Securities Transaction of an Access Person violates this Code of Ethics or the spirit of this Code of Ethics, the Chief Compliance Officer may require the Access Person to reverse the transaction and disgorge any profits realized from the transaction.

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D.    Compliance with all provisions of the Code of Ethics shall be a condition of employment or continued affiliation with the Funds and the Manager, and conduct that violates this Code of Ethics may result in a letter of reprimand, removal from office, or termination at the Chief Compliance Officer’s discretion.

E.    Violations of this Code of Ethics may also constitute violations of law and may subject the Subscriber, the Funds, or the Manager to civil or criminal penalties.

ARTICLE X. REPORTING OF VIOLATIONS

A.    Subscribers must promptly report any violations arising under the Code of Ethics to the Chief Compliance Officer.

B.    No less frequently than annually, the Chief Compliance Officer will furnish the Board of Trustees of the Trust a written report describing any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations. The report shall also certify that the Funds have adopted procedures reasonably necessary to prevent Subscribers from violating the code.

ARTICLE XI. DEFINITIONS

A.    Access Person: Access Person as used in this Code, and in accordance with Rule 17j-1(a) (1) and Rule 204A-1(e) (1), is defined as (1) any “Supervised Person” who has access to nonpublic information regarding any clients’ purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Reportable Fund or is involved in making recommendations to investment adviser clients or has access to such recommendations; (2) all officers and directors of SFIMC; (3) all officers and directors of SFVPMC; and, (4) all officers and trustees of the Trust;

B.    Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

C.    Beneficial Ownership: A Subscriber shall be deemed to have Beneficial Ownership of a Security if the Subscriber, either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the Security. This type of pecuniary interest can arise when the Subscriber has an opportunity to profit directly or indirectly from a transaction in the Security. Situations where an indirect pecuniary interest in a Security can exist with respect to Securities include, but are not limited to the following:

1.	A Security held by a member of the Subscriber’s immediate family who shares the same household.

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2.	A general partner’s proportionate interest in portfolio Securities held by the partnership.

3.

A shareholder’s proportionate interest in portfolio Securities held by the corporation if the shareholder is a controlling shareholder of the corporation. A shareholder will be considered to be a controlling shareholder if the shareholder has the power to exercise a controlling influence over the management or policies of a company. For a more comprehensive definition of control, please refer to Section 2(a)(9) of the Investment Company Act of 1940.

4.	A Subscriber’s interest in Securities held pursuant to certain trust arrangements. The types of trust arrangements where an indirect pecuniary interest could arise include the following:

(a)	the ownership of Securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

(b)	the ownership of a vested beneficial interest in the trust; and

(c)	the ownership of Securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

5.	A Subscriber’s right to dividends that are separated or separable from the underlying Securities.

6.	A Subscriber’s right to acquire equity Securities through the exercise or conversion of any derivative Security, whether or not presently exercisable.

D.    Chief Compliance Officer: The individual(s) appointed to act as Chief Compliance Officer for SFIMC and the Trust.

E.    Initial Public Offering: An Initial Public Offering means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

F.    Investment Adviser: Any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. In addition, an Investment Adviser of an investment company means, subject to certain exclusions, (A) any person (other than a bona fide officer, director, trustee, member of an advisory board, or employee of such company, as such) who pursuant to contract

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with such company regularly furnishes advice to such company with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by such company, and (B) any other person who pursuant to contract with a person described in clause (A) regularly performs substantially all of the duties undertaken by such person described in clause (A).

G.    Investment Department Management: Investment Department leadership at either the Vice President or Senior Vice President level.

H.    Investment Executive/Professional: Investment Department personnel who, in connection with their regular functions and duties, makes recommendations to the Portfolio Manager for the purchase or sale of Securities.

I.    Limited Offering: A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(a)(2) or section 4(a)(5) or pursuant to Rules 504 or 506 under the Securities Act of 1933.

J.    Mutual Fund Disinterested Trustee: Mutual Fund Disinterested Trustee means a duly elected trustee of a Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

K.    Personal Equity Securities Transaction: the Personal Securities Transactions in equity securities (other than an equity security in a real estate investment) involving an equity Security in which the Subscriber directly owns or has a Beneficial Ownership interest. Personal Equity Securities Transaction shall not include transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

L.    Personal Securities Transactions: Personal Securities Transactions includes, but is not limited to, any transaction involving a Security in which the Subscriber directly owns or has a Beneficial Ownership interest. Personal Securities Transactions shall not include transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

M.    Portfolio Managers: Individuals primarily responsible for the day to day management of the Funds’ portfolio.

N.     Reportable Fund: Any fund for which SFIMC serves as the Investment Adviser or any fund for which SFVPMC serves as the principal underwriter (other than a unit investment trust invested exclusively in a non-Reportable Fund).

O.     Reportable Security: Any Security, as defined in this Article, except that it does not include:

(1)    direct obligations of the government of the United States;

(2)    bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(3)    shares issued by a money market fund;

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(4)    shares issued by open-end funds other than Reportable Funds; and

(5)    shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

P.    Security: Security shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act of 1940 and shall include exchange-traded and closed-end funds. The definition contained in Section 2(a)(36) of the Investment Company Act is as follows:

Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Q.    Same Security: The Security, any class of that Security, or another Security that derives its value from that Security.

R.     Subscriber(s): A Subscriber is any person who executes the Code of Ethics.

S.    Supervised Person: Supervised Person is defined as any officer, director (or other person occupying similar status or performing similar functions), or employee of SFIMC, or other person who provides investment advice on behalf of SFIMC and is subject to the supervision and control of SFIMC.

T.    Trader: An individual who facilitates orders for the purchase or sale of securities on behalf of the Investment Department.

U.    Trust: State Farm Associates’ Funds Trust

ARTICLE XII. ACKNOWLEDGEMENT AND RECEIPT

A copy of the Code of Ethics and amendments are required to be provided to all Subscribers. Each Subscriber must certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each Access Person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code

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Appendix I - Insider Trading

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1.	trading by an insider, while aware of material nonpublic information, or

2.

trading by a non-insider, while aware of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

3.	communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this policy statement, you have any questions you should consult the Chief Compliance Officer.

1.	Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.	What is Material Information?

Trading on insider information is not a basis for liability unless the information is material. “Material Information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

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Appendix I - Insider Trading

3.	What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.	Basis for Liability.

i.	Fiduciary duty theory

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders (derivative fiduciary duty). Thus, a tippee assumes a fiduciary duty to the shareholders of a corporation not to trade on the basis of material non-public information only when the insider has breached his duty by disclosing the information to the tippee and the tippee knows or should have known that there has been a breach.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure to the tippee.

ii.	Misappropriation theory

Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the court found, in 1987, a columnist defrauded The Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

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Appendix I - Insider Trading

5.	Penalties for Insider Trading

Penalties for trading on or communication of material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

•	civil injunctions

•	treble damages

•	disgorgement of profits

•	jail sentences

•	fines for the person who committed the violation to three times the profit gained or loss avoided, whether or not the person actually benefited, and

•	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by State Farm, including dismissal of the person involved.

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Appendix II – Code of Ethics Acknowledgement Form

I acknowledge that I have received and read the amended Code of Ethics. I understand the Code of Ethics and any amendments thereto, and I agree to comply with its terms and provisions.

Dated:
Subscriber’s Signature

Subscriber’s Name (please print)

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REPORT OF INITIAL HOLDINGS/ANNUAL HOLDINGS - Form A

For all Access Persons

I. Type of Holdings Report (check one)

☐	Initial Holdings Report

☐	Annual Holdings Report

Initial Holdings Report: You must report information as of the date you became an access person under the Code of Ethics. The Initial Holdings Report must be filed with the Chief Compliance Officer by the 10th day following the day you became an access person under this Code.

Annual Holdings Report: You must report the information as of December 31, and you must file this report with the Chief Compliance Officer by February 14 of the following year.

II. Reportable Securities Information

Indicate on the following pages whether or not you have any reportable securities in which you have a beneficial ownership* interest.

Reportable Securities (See Code of Ethics Article XI.P.):

•	Include securities such as stocks, bonds, exchange traded funds, closed-end funds, and State Farm Associates’ Mutual Funds.

•	Do not include such securities as mutual funds held with other companies or State Farm’s 401(k) Savings Plans.

•

For 529/retirement plans, the securities funding the account will determine the reporting requirements. For example, a profit sharing plan funded with State Farm’s Associates’ Mutual Funds must be reported in Section II of Form A.

•

For Reportable Securities Holdings outside of State Farm, please contact the Broker/Dealer(s) where you have your Securities Holdings and/or where you have a beneficial ownership interest in any Reportable Securities and request that duplicate copies of all account statements be sent to the address noted on the last page of this Form.

*

Beneficial Ownership - any Security in which you have the opportunity to profit directly or indirectly from a transaction in the Security (includes those securities held by immediate family members of your same household). For a complete definition and a list of situations where a Beneficial Ownership interest in a Security can exist, see Article XI. C.

Please note: You must sign, date, & submit this form even if you have no reportable securities.

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REPORT OF INITIAL HOLDINGS/ANNUAL HOLDINGS – Form A

II. Reportable Securities Information, continued

Check one:

☐	I have no reportable securities g Skip to Section III

☐	I have reportable securities g Select applicable boxes below:

A.  ☐  I have Holdings in State Farm Associates’ Mutual Funds

(State Farm 401(k) Savings Plan accounts are NOT reportable)

•	Enter your State Farm account numbers in the table below.

State Farm Associates’ Mutual Funds Holdings Please include accounts in which you have a direct or indirect beneficial ownership interest.

B. ☐	I have Holdings outside of State Farm (mutual funds held with another company and variable products are reportable in section III. Other Accounts).

☐	Initial Holdings Report:

If you are completing this form for the first time:

•	Attach a copy of your Broker/Dealer statement(s) or a computer generated statement of your holdings and complete the table below:

☐	Annual Holdings Report:

Complete the table below

Holdings Outside of State Farm

Please include accounts in which you have a direct or indirect beneficial ownership interest.

Name and/or Description of Securities or Account Numbers	Ticker Symbol or CUSIP	Value of Securities & Number of Shares (if applicable)	Name of Broker/Dealer, or Bank with Whom the Account is Maintained

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REPORT OF INITIAL HOLDINGS/ANNUAL HOLDINGS – Form A

III. Other Accounts

Other than the accounts reported in Section II, please indicate only the name of any Broker/Dealer or bank with whom you have an account in which any Securities are held for your direct or indirect benefit. This includes: brokerage accounts with State Farm VP Management Corp., mutual funds (with companies other than State Farm), variable products (including State Farm Variable Products and with companies other than State Farm), U.S. government obligations, and short-term debt instruments.

Name of Broker/Dealer, or Bank with Whom the Account is Maintained

IV. Signature

Access Person’s Signature	Access Person’s Typed or Printed Name	Date

*	Make copies of Form A, including attachments, for your records.

*	Send interoffice mail “Personal & Confidential” to:

Code of Ethics Administrator

Investment Planning Services Department B-2

*	Contact Broker(s) and request that duplicate copies of all your account statements and transaction confirmations be sent to the following address:

Chief Compliance Officer

ATTN: State Farm Investment Planning Services

PO Box 361

Bloomington, IL 61702

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QUARTERLY TRANSACTION REPORT- Form B

All access persons must prepare, sign and file this report within 30 days after the end of the calendar quarter during which a personal securities transaction or establishment of a new securities account took place.

Do Not complete this form:	Complete this form if (during the past quarter):
• if you have nothing to report	• you have established a new reportable securities account

• if transactions were initiated as part of an Automatic Investment Plan	• you have placed direct trades (not through a Broker)

• if we are receiving duplicate statements from your Broker/Dealer	• we are not receiving duplicate statements from your Broker/Dealer

• for any subsequent transactions within your existing State Farm accounts	* Please include accounts in which you have a direct or indirect beneficial ownership interest.

If you are required to complete this form due to one of the reasons mentioned above, enter your information in Sections I. and/or II, sign the form and send it to the address noted on the following page.

I.	Transactions in Reportable Securities: (If a note, bond, or other fixed or variable rate reportable security, report the interest rate and maturity date along with a description of the Security)

Date	Buy, Sell or Other	Ticker or CUSIP	Description of Securities	Interest Rate & Maturity Date	Price	Number of Shares & Value of Securities	Broker/Dealer or Bank

II.	Establishment of New Reportable Securities Account(s): (Includes State Farm Associates’ Mutual Fund Accounts)

•	For non-State Farm accounts, please attach a copy of your Broker/Dealer statement(s) if they have not already been provided to State Farm.

Name of broker/dealer or bank with whom the account was established	Date the account was established	Account number

III.	Signature:

Access Person’s Signature	Access Person’s Typed or Printed Name	Date

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QUARTERLY TRANSACTION REPORT- Form B

*	Make copies of Form B, including attachments, for your records.

*	Send interoffice mail “Personal & Confidential” to:

Code of Ethics Administrator

Investment Planning Services Department B-2

*	Contact Broker(s) and request that duplicate copies of your account statements and transaction confirmations be sent to the following address:

Chief Compliance Officer

ATTN: State Farm Investment Planning Services

PO Box 361

Bloomington, IL 61702

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PRECLEARANCE REPORT – Form C

(Portfolio Managers, Investment Executives, Investment Professionals, and Traders only)

Portfolio Managers, Investment Executives, Investment Professionals, and Traders not using the process in the electronic preclearance request tool must: 1) complete this form prior to executing personal security transactions, 2) execute transactions on the same day the preclearance approval is received and 3) submit this form to the CCO (Investment Planning Services Department) by noon of the next business day.

I. Transactions in Reportable Securities: (If a note, bond, or other fixed or variable rate security, please provide the interest rate, maturity date and a description of the Security)

Please include accounts in which you have a direct or indirect beneficial ownership interest.

Date	Buy, Sell or Other	Ticker	Description of Securities	Interest Rate & Maturity Date	Price	Number of Shares & Principal Amount	Broker, Dealer or Bank

The transaction(s) described above was/were precleared as follows:

	Signature or Initials	Date	Time
Trading Desk Approval (signature required only when obtaining preclearance for equity securities)

Investment Department Management/Designee Approval
	Date	Time
Order Entered

Order Executed

Note:	If the transaction is not completed on the same day, you must obtain new preclearance, including new preclearance for any uncompleted portion of the transaction.

II.	Signature:

Signature of Portfolio Manager	Typed or Printed Name of Portfolio Manager	Date
or Investment Executive/Professional	or Investment Executive/Professional

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